EXHIBIT 4.2



                                             FINOVA/registered trademark/[LOGO]
                                                           FINANCIAL INNOVATORS
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                                                             Rediscount Finance

                                                            Warrant to Purchase
                                                               70,000 Shares of
                                                                   Common Stock



                       WARRANT TO PURCHASE COMMON STOCK OF

                 ECKLER INDUSTRIES, INC., A FLORIDA CORPORATION

         This certifies that, for value received, FINOVA CAPITAL CORPORATION or its transferees or assigns, is entitled upon exercise of this Warrant, subject to the terms set forth below, to purchase from ECKLER INDUSTRIES, INC. (hereinafter defined as the "Association") up to Seventy Thousand (70,000) shares of fully paid and nonassessable shares of common stock, $______ par value, of the Association ("Common Stock") at the purchase price per share (the "Exercise Price") of Two Dollars ($2.00). The price and number of shares to which the Warrant holder is entitled are subject to adjustment as provided in this Warrant at any time or from time to time from the date of this Warrant until the Expiration Date indicated below.

         THE WARRANT AND RIGHTS TO PURCHASE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

                                Expiration Date:

                  The Warrant represented by this Warrant Certificate shall expire, and become wholly void and of no value, at 5:00 p.m., Dallas, Texas time, on December 31, 1999, unless sooner terminated as provided in this Warrant.

         1.       DEFINITIONS.

         As used in this Warrant Certificate, the following terms, unless the context otherwise requires, have the following meanings:




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         (a) "ASSOCIATION" shall mean Eckler Industries, Inc., to be known as
Smart Choice Holdings, Inc., a Florida corporation, (pursuant to a name change that is scheduled to occur within thirty [30] days of the date hereof) and any association or corporation which shall succeed to or assume the obligations of the Association under this Warrant.

         (b) "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         (c) "COMMON STOCK" when used with reference to stock of the Association, means all shares, now or hereafter authorized, of the class of the common stock of the Association, $______ par value.

         (d) "EXERCISE PRICE" shall mean Two Dollars ( $2.00) per share, as adjusted from time to time pursuant to the provisions of Section 4 hereof.

         (e) "MAXIMUM EXERCISE PAYMENT" shall mean the number of shares for which the Warrant is from time to time exercisable (originally multiplied by the Exercise Price then in effect).

         (f) "RESTRICTED SECURITIES" shall mean the securities of the Association required to bear the legend set forth in Section 5.2 hereof.

         (g) "SECURITIES ACT" shall mean the Securities Act Of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         (h) "SHARES" shall mean shares of Common Stock.

         (i) "WARRANT CERTIFICATE" OR "CERTIFICATE" shall mean this certificate.

         (i) "WARRANTHOLDER", "HOLDER OF WARRANT", "HOLDER", or similar terms when the context refers to a holder of this Warrant shall mean any person who shall at the time be the holder of this Warrant Certificate.

         (k) "WARRANT" means all of those securities, representing rights to purchase shares of Common Stock, which are evidenced by this Warrant Certificate.

         (l) "WARRANT SHARES" means the Shares of Common Stock which are purchasable by the Warrant holder upon surrender of this Warrant Certificate and exercise of the Warrant.

         2.       EXERCISE PROVISIONS.

         (a) The holder of this Warrant Certificate may exercise the Warrant represented hereby in whole or in part at any time by surrendering the Certificate, with the purchase form attached hereto duly executed by the holder, to the Association at its principal office, accompanied by payment in the amount obtained by multiplying (i) the number of Shares designated in the purchase form by (ii) the Exercise Price.




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         (b) Payment may be in cash or by certified or official bank check or wire funds payable to the order of the Association.

         (c) On partial exercise hereof, the Association shall promptly issue and deliver to the holder of this Certificate a new Certificate or Certificates of like tenor in the name of that holder providing for the right to purchase that number of Warrant Shares as to which this Certificate has not been exercised.

         (d) The rights represented hereby shall expire at 5:00 p.m., Dallas, Texas time, on December 31, 1999, unless sooner terminated pursuant to paragraph 6 hereof.

         3.       DELIVERY OF STOCK CERTIFICATES.

         As soon as possible after full or partial exercise of this Warrant, the Association at its expense will cause to be issued in the name of and delivered to the holder hereof, a certificate or certificates for the number of fully paid and nonassessable Shares to which that holder shall be entitled upon such exercise (each a "Warrant Share"), together with any other securities and property to which that holder is entitled upon such exercise under the terms hereof. No fractional Shares will be issued upon exercise of rights to purchase; if upon any such exercise a fraction of a Share results, the Association will pay the cash value of that fractional Share, calculated on the basis of the fair market value as of the date of exercise.

         4.       ANTI-DILUTION PROVISIONS.

         The Exercise Price and number of Warrant Shares purchasable upon exercise shall be subject to adjustment from time to time as follows:

         (a) STOCK DIVIDENDS AND SPLITS. In the event the Association shall at any time or from time to time after the date hereof fix a record date for the effectuation of a split or subdivision of the outstanding Shares or the determination of holders of Shares entitled to receive a dividend or other distribution payable in additional Shares, then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the number of Warrant Shares issuable on exercise of this Warrant shall be increased in proportion to such increase of outstanding Shares, and concurrently therewith the Exercise Price shall be proportionately decreased (i.e., by adjusting such Price downward by multiplying it by the inverse of the proportion or multiple by which the number of Warrant Shares issuable upon exercise was increased).

         (b) DECREASES IN SHARES. If the number of Shares outstanding at any time after the date of this Agreement is decreased by a combination or reverse split of the outstanding Shares, then, as of the record date of such combination, the number of Shares for which the Warrant represented by this Certificate may be exercised shall be decreased in proportion to such decrease in outstanding Shares, and the Exercise Price shall be proportionately increased.

         (c) OTHER DISTRIBUTIONS. In the event the Association shall declare a distribution to all holders of its Common Stock payable in securities of other persons, evidences of indebtedness issued by the Association or other persons, or assets (excluding cash dividends), then, in each




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such case for the purpose of this paragraph 4(c), the Warrantholders shall, upon the exercise of its right to purchase Warrant Shares hereunder after the record date for such distribution or, in the absence of a record date, after the date of such distribution, receive, in addition to the Warrant Shares subscribed for, the amount of such securities, evidences of indebtedness or assets (or, at the option of the Association, a sum equal to the value thereof at the time of distributions as determined by the Board of Directors of the Association) which would have been distributed to such Warrantholder if he had exercised his right to purchase Warrant Shares hereunder immediately prior to the record date for such distribution or, in the absence of a record date, immediately prior to the date of such distribution.

         (d) REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALE OF ASSETS. If at any time there shall be (i) a recapitalization or reorganization of the Association's capital structure involving, or affecting the book value or voting rights of, the Shares or (ii) a merger or consolidation of the Association with or into another corporation, or (iii) the sale of the Association's properties and assets as, or substantially as, an entirety to any other person (each of the occurrences in (i), (ii) and (iii) referred to herein as an "Event"), then, as a part of such Event, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive, upon exercise of the Warrant evidenced by this Certificate prior to the Expiration Date and upon payment of the Exercise Price, the number of Warrant Shares or other securities or property of the Association, or of the successor corporation resulting from such Event, to which such Warrantholder would have been entitled in such Event if the Warrant evidenced hereby had been exercised and the corresponding Warrant Shares issued immediately before such Event. In any such case, appropriate adjustment (as determined by the Association's Board of Directors) shall be made in the application of the provisions of this Warrant Certificate with respect to the rights and interests of the Warrantholder after any such Event, such that the provisions of this Section 4 (including adjustment of the Exercise Price then in effect and the number of Warrant Shares purchasable upon exercise of the Warrant) shall be applicable after such Event, as near as reasonably may be, in relation to any Warrant Shares, other securities or property deliverable after that Event upon exercise of the Warrant. The Association shall, within thirty
(30) days after making such adjustment, give written notice (by certified mail, postage prepaid) to the registered holder of this Certificate at the address of that holder shown on the Association's books. That notice shall set forth, in reasonable detail, the Event requiring the adjustment and the method by which the adjustment was calculated, and specify the Exercise Price then in effect after the adjustment and the increased or decreased number of Warrant Shares purchasable upon exercise of the Warrant evidenced hereby. When appropriate, that notice may be given in advance and be included as part of the notice required under other provisions hereof.

         (e) NO IMPAIRMENT. The Association will not, by amendment of its Certificate of Incorporation nor through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Association, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary appropriate in order to protect the respective rights of the holders of the Warrant against impairment.




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         (f) NO FRACTIONAL SHARES. No fractional Shares shall be issued upon exercise of the Warrant. In lieu of fractional Shares, the Association shall pay cash equal to such fraction multiplied by the then fair market value of a share of Common Stock, as determined by the Board of Directors. Whether or not fractional shares would be issuable upon such exercise shall be determined on the basis of the total number of Warrant Shares issuable at the time of exercise of the Warrant.

         (g) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 4, the Association, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Warrantholder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Association shall, within a reasonable time following the written request at any time of the Warrantholder, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment and readjustment, (ii) the Exercise Price at the time in effect, and (iii) the number of Warrant Shares and the amount, if any, of other securities or property that at the time would be received upon the exercise of Warrant.

         (h) NOTICE OF RECORD DATE. In the event of any taking by the Association of a record of its Stockholders for the purpose of determining stockholders who are entitled to receive payment of any dividend on its Shares (other than a cash dividend) or other distribution, or in respect of its Shares in connection with the dissolution, liquidation or winding up of the Association, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Association shall mail to each Warrantholder, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

         (i) RESERVATION OF SHARES ISSUABLE UPON EXERCISE. The Association shall at all times reserve and keep available out of its authorized but unissued Shares, solely for the purpose of effecting the exercise of the Warrant, such number of its Shares as shall from time to time be sufficient to effect the exercise of the Warrant; and if at any time the number of authorized but unissued Shares shall not be sufficient to effect the exercise of the Warrant then outstanding, the Association will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Shares to such number of Shares as shall be sufficient for such purposes.

         (j) NOTICES. Any notice required by the provisions of this Section to be given to the Warrantholder, shall be deemed to be delivered when deposited in the United States mail, postage prepaid, registered or certified, and addressed to each holder of record at its address appearing on the stock transfer books of the Association.

         5. RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; COMPLIANCE WITH SECURITIES ACT.

         5.1 RESTRICTIONS ON TRANSFERABILITY. The Warrant and the Warrant Shares shall not be sold, assigned, transferred, or pledged except upon the conditions specified in this Section 5, which



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conditions are intended to insure compliance with the provisions of the
Securities Act and all applicable state and federal regulatory agencies. Each Warrantholder will cause any proposed purchaser, assignee, transferee, or pledgee of the Warrant held by such Warrantholder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 5.

         5.2 RESTRICTIVE LEGEND. Each certificate representing (i) the Warrant,
(ii) the Warrant Shares, or (iii) any other securities issued in respect to the Warrant or Warrant Shares upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 5.3 below) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws);

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR ANY STATE SECURITIES ACT. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE ASSOCIATION RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACTS. COPIES OF THE APPLICABLE PORTION OF THE AGREEMENT RESTRICTING THE TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ASSOCIATION AT THE PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE OF THE ASSOCIATION.

         The Warrantholder consents to the Association making a notation on its records and giving instructions to any transfer agent of the Warrant or the Common Stock in order to implement the restrictions on transfer established in this Section 5.

         5.3 NOTICE OF PROPOSED TRANSFERS. Each holder of Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 5.3. Prior to any proposed sale, assignment, transfer, or pledge of any Restricted Securities (other than a transfer not involving a change in beneficial ownership), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Association of such holder's intention to effect such transfer, sale, assignment, or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment, or pledge in sufficient detail, and shall be accompanied, at such holder's expense, by either (i) an unqualified written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Association, addressed to the Association, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act or any applicable state securities laws, or (ii) a "no action" letter from the Commission, and the securities administrator of any state whose securities acts may be applicable, to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission, and the securities administrator of any state




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whose securities acts might be applicable, that action be taken with respect thereto. Thereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Association. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made to a non-affiliate of the Association pursuant to Commission Rule 144, the appropriate restrictive legend set forth in Section 5.2 above, except that, such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and of counsel for the Association such legend is not required in order to establish compliance with the provisions of the Securities Act or any applicable state securities laws.

         6. REGISTRATION RIGHTS.

         (a) ASSOCIATION REGISTRATION. Whenever the Association proposes to register any of its Common Stock under the Securities Act for a public offering for cash, whether as a primary or secondary offering (or pursuant to registration rights granted to holders of other securities of the Association), but excluding a registration on form S-4, S-8 or other comparable registration in respect of mergers or acquisitions or employee benefit plans, the Association shall, each such time, give the holder written notice of its intent to do so. Upon the written request of the holder given within thirty (30) days after receipt of any such notice, the Association shall use its best efforts to cause to be included in such registration all of the Warrant Shares (the "Registration Shares") which the holder requested to be registered; provided (i) the Holder agrees to sell Warrant Shares in the same manner and on the same terms and conditions as the other Common Stock which the Association proposes to register, including any "lock-up" agreements required of other selling stockholders of the Association, and (ii) if the registration is to include Common Stock to be sold for the account of the Association, the proposed managing underwriter does not advise the Association that in its opinion the inclusion of the holder's Shares is likely to affect adversely the success of the offering by the Association or the price it would receive.

         b) DEMAND REGISTRATION. If the Association has not effectuated the registration of the Registration Shares on or before one (1) year from the date of this Warrant Certificate, holder shall have the right, upon written notice to the Association, to require the Association to exercise its best efforts to cause the Registration Shares to be registered under the Securities Act.

         (c) OBLIGATIONS OF THE ASSOCIATION. Whenever required under subsections 7(a) or 7(b) to use its best efforts to effect the registration of any of the Warrant Shares, the Association shall, as expeditiously as reasonably possible, but subject to the holder providing such information and customary indemnities as reasonably requested by the Association or its underwriters:

                  (i) Prepare and file with the Commission a Registration Statement with respect to such Shares and use its best efforts to cause such Registration Statement to become and remain effective; provided, however, that in connection with any proposed registration intended to permit an offering of any securities from time to time (i.e., a so called "shelf registration"), the Association shall in no event be obligated to cause any such registration to remain effective for more than one hundred and eighty (180) days.




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                  (ii) Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to permit the disposition of all securities covered by such Registration Statement.

                  (iii) Furnish to the holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of Shares owned by it.

                  (iv) Use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the Registration Statement, provided that the Association shall not be required in connection therewith or as a condition thereto to qualify to do business in any such states or jurisdictions, to subject itself to taxation therein or to submit to the general jurisdiction thereof.

         (d) EXPENSES OF REGISTRATION. All expenses incurred in connection with any registration pursuant to this section 6, including without limitation all registration and qualification fees, printing and accounting fees, fees and disbursements of counsel for the Association, but excluding underwriting discounts and commissions (the "Registration Expenses"), shall be borne by the Association. Each selling shareholder shall bear the fees and costs of its own counsel, if different from counsel for the Association.

         (e) LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the execution hereof, the Association will not, without the prior written consent of the holder enter into any agreement with any holder or prospective holder of any Shares of the Association which allows such holder or prospective holder of any Shares of the Association to include such Shares in any registration filed under the Securities Act unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not diminish the amount of Registration Shares of the holder which are included.

         8. MISCELLANEOUS PROVISIONS.

         (a) LOST CERTIFICATE. On receipt of evidence reasonably satisfactory to the Association of the loss, theft, destruction, or mutilation of this Certificate and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Association or, in the case of mutilation, on surrender and cancellation of this Certificate, the Association at its expense will execute and deliver, in lieu of this Certificate, a new Certificate of like tenor.

         (b) EXCHANGE AND TRANSFER. On surrender of this Warrant Certificate for exchange, properly endorsed on the form of assignment attached hereto, and subject to the provisions herein




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regarding compliance with the Securities Act, the Association at its expense will issue to or on the order of the holder of this Certificate a new Certificate or Certificates of like tenor, in the name of that holder or as that holder (on payment by that holder of any applicable transfer taxes) may direct, evidencing in the aggregate on the face or faces of such Certificate or Certificates for the number of Warrant Shares called for on the face hereof.

         (c) NO RIGHTS AS STOCKHOLDER. No holder of this Certificate, as such, shall be entitled to vote or receive dividends or be considered a stockholder of the Association for any purpose, nor shall anything in this Certificate be construed to confer on any holder of this Certificate as such, any rights of a stockholder of the Association or any right to vote, give or withhold consent to any corporate action, or except as otherwise specified herein, to receive notice of meeting of stockholders, to receive dividends, or to receive subscription rights except as otherwise specified herein, or otherwise.

         (d) HOLDER DEEMED OWNER. The holder hereof may be treated by the Association, any warrant agent, and all other persons dealing with the Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby.

         (e) NEGOTIABILITY. Title to this Certificate may be transferred by endorsement (by the holder of this Certificate executing the form of assignment attached hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

         (f) MODIFICATION. This Warrant Certificate and any of its terms may be changed, waived, or terminated only by a written instrument signed by the party against whom enforcement of that change, waiver, or termination is sought.




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         (g) GOVERNING LAW. This Warrant Certificate shall be governed by and construed and enforced in accordance with the laws of the State of Arizona.

Dated: January 13, 1997

                                       ASSOCIATION:

                                       ECKLER INDUSTRIES, INC.

                                       By:______________________________
                                            Gary Smith, President


                                       HOLDER:

                                       FINOVA CAPITAL CORPORATION

                                       By:______________________________
                                            David B. Fricke, Vice President






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                                 ASSIGNMENT FORM

         FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of Shares of Common Stock set forth below:

NAME AND ADDRESS OF ASSIGNEE                   NUMBER OF SHARES OF COMMON STOCK
----------------------------                   --------------------------------






and does hereby irrevocably constitute and appoint _________________________ attorney to register such transfer on the books of Association maintained for the purpose, with full power of substitution in the premises.


Dated: _______________________



                                               --------------------------------



------------------------------
Witness

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

The signature to this assignment must be guaranteed by a bank or trust company having an office or correspondent in ___________________________, ______________________ or by a firm having membership on the New York Stock Exchange.




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